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                                                                   EXHIBIT 10.39





                         GLOBAL PREFERRED HOLDINGS, INC.
                           DIRECTORS STOCK OPTION PLAN


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                         GLOBAL PREFERRED HOLDINGS, INC.
                           DIRECTORS STOCK OPTION PLAN

                                   SECTION 1.
                                     PURPOSE

         The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares to Directors in order to attract and retain Directors by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders. The Plan provides for the automatic grant of Non-Qualified Stock Options to aid the Company in obtaining these goals.

                                   SECTION 2.
                                   DEFINITIONS

         Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender.

         2.1      BOARD means the Board of Directors of the Company.

         2.2 CAUSE shall mean an act or acts by Director involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

         2.3      CHANGE OF CONTROL means either of the following:

                  (a) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

                  (b) any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

However, notwithstanding the foregoing, in no event shall a registered public offering of securities of the Company consummated after the effective date hereof constitute a Change of Control or be included in the calculations above to determine whether a Change of Control has occurred.

         2.4      CODE means the Internal Revenue Code of 1986, as amended.

         2.5 COMMITTEE means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

         2.6      COMMON STOCK means the common stock of the Company.

         2.7 COMPANY means Global Preferred Holdings, Inc., a Delaware corporation, and any successor to such organization.


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         2.8      DIRECTOR means a member of the Board.

         2.9 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         2.10 EXERCISE PRICE means, with respect to an Option, the price which shall be paid to purchase one (1) Share upon the exercise of such Option granted under this Plan.

         2.11 FAIR MARKET VALUE of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

                  (a) If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                  (b) If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer "bid" and "ask" prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

                  (c) In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

         2.12 INSIDER means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

         2.13 OPTION means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code ss.422.

         2.14 OPTION AGREEMENT means an agreement between the Company and the recipient of an Option evidencing an award of an Option.

         2.15 OUTSIDE DIRECTOR means a Director who is not an employee of the Company and who qualifies as a "non-employee director" under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time.

         2.16 PARENT means any corporation which is a parent of the Company (within the meaning of Code ss.424(e)).

         2.17 PLAN means this Global Preferred Holdings, Inc. Directors Stock Option Plan, as may be amended from time to time.

         2.18 QUALIFIED PUBLIC OFFERING means a firm commitment underwritten registered public offering by the Company of Common Stock before December 31, 2003.

         2.19     SHARE means a share of the Common Stock of the Company.

         2.20 SUBSIDIARY means any corporation which is a subsidiary of the Company (within the meaning of Code ss.424(f)).


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                                   SECTION 3.
                            SHARES SUBJECT TO OPTIONS

         The total number of Shares that may be issued pursuant to Options under this Plan shall not exceed 280,000, as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan.

                                   SECTION 4.
                                 EFFECTIVE DATE

         The Effective Date of this Plan, as documented hereby, shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption; provided, however, such effectiveness is contingent upon the successful completion of a Qualified Public Offering.

                                   SECTION 5.
                                 ADMINISTRATION

         5.1 GENERAL ADMINISTRATION. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Director, and on each other person directly or indirectly affected by such actions.

         5.2 AUTHORITY OF THE BOARD. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to determine the terms and conditions of Options in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and to amend the terms and conditions of any outstanding Options as allowed under the Plan and such Options. Further, the Board may make all other determinations which may be necessary or advisable for the administration of the Plan.

         5.3 DELEGATION OF AUTHORITY. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) director. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Options to Insiders that will be exempt from Section 16(b) of the Exchange Act. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. Furthermore, notwithstanding the above, no decision may be made by a member of a Committee which would affect only Options held by such member or only Options held by such member and other members of such Committee; however, the Board may make decisions which would affect Options held by any member of the Board.

         5.4 DECISIONS BINDING. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, and their estates and beneficiaries.


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         5.5      INDEMNIFICATION FOR DECISIONS. No member of the Board or the
Committee (or a sub-committee thereof) shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Company against (a) the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                                   SECTION 6.
                         ELIGIBILITY & GRANT OF OPTIONS

         6.1 DIRECTORS ELIGIBLE FOR GRANTS OF OPTIONS. The individuals eligible to receive Options hereunder shall be solely those individuals who are Directors and who are not employees of the Company or any Parent or Subsidiary of the Company. Such Directors shall receive Options hereunder in accordance with the provisions of Section 6.2 below.

         6.2 GRANT OF OPTIONS. Options shall be granted to those Directors who are eligible under Section 6.1 above (an "eligible Director") in accordance with the following formulas:

                  (a) Option Upon Initially Becoming a Director. Upon initially becoming an eligible Director, an individual shall, subject to subsection (c) below, be granted an Option to purchase 7,500 Shares, with such Option subject to the provisions of Section 7 below. The Options granted under this subsection (a) shall not be granted to a Director who has previously served as a Director and who is again becoming a Director, but shall only be granted upon an individual's initially becoming an eligible Director. If an individual becomes an eligible Director after the Effective Date but before the date the registration statement for a Qualified Public Offering is declared effective, then the Option to be granted hereunder shall be granted on the effective date of such registration statement at the price as determined in Section 6.2(c)(i) below.

                  (b) Options After Each Year of Service. As of the end of each completed year of service as an eligible Director after the Effective Date, an individual shall, subject to subsection (c) below, be granted an Option to purchase 2,500 Shares, with such Option subject to the provisions of Section 7 below. If an individual becomes an eligible Director after the Effective Date and completes a year of service as an eligible Director before the date the registration statement for a Qualified Public Offering is declared effective, then the Option to be granted hereunder shall be granted on the effective date of such registration statement at the price as determined in Section 6.2(c)(i) below.

                  (c) Transitional Rules. Except as provided in this subsection (c), no individual who is serving as an eligible Director as of the Effective Date of this Plan shall be entitled to any Options under subsection
(a) above, and no individual who is serving as an eligible Director as of the Effective Date of this Plan shall be entitled to any Options under subsection
(b) above for the year of service for which the eligible Director receives an Option under Section 6.2(c)(ii) below.

                           (i) Initial Options. On the effective date of the registration statement for the Qualified Public Offering, each eligible Director as of the Effective Date shall be granted an Option to purchase that number of Shares listed for each eligible Director on EXHIBIT A hereto. With respect to the Options granted pursuant to this
         Section 6.2(c)(i), the Fair Market Value of each Share shall be the price

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         per share to the public of the common stock set forth in the effective registration statement for the Qualified Public Offering.

                           (ii) Completed Year of Service Options. Each eligible Director serving on the Effective Date shall be granted Options under the terms and provisions of subsection (b) at the second annual meeting of the stockholders held after the Effective Date, as if such Director had completed a single year of service as of the date of such annual meeting. However, if the completion date of the Qualified Public Offering is after the first annual meeting of the stockholders held after the Effective Date, each eligible Director serving on the Effective Date shall be granted Options under the terms and provisions of subsection (b) at the next annual meeting of the stockholders held after the completion of a Qualified Public Offering, as if such Director had completed a single year of service as of the date of such annual meeting.

                  (d) Years of Service. A year of service as a Director shall be measured from the date of an annual meeting of stockholders of the Company to the date of the next succeeding annual meeting. The Committee shall have complete power to interpret the provisions of this Section 6.2, including the power to determine whether an individual has completed a year of service.

                                    SECTION 7
                                TERMS OF OPTIONS

         7.1 OPTION AGREEMENTS. Each Option shall be evidenced by an Option Agreement executed by the Company, a Parent or a Subsidiary, and the recipient of the Option, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine, and which shall specify that the Option is non-qualified and not subject to Code ss.422. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with
Section 12 of this Plan.

         7.2      EXERCISE PRICE. Subject to adjustment in accordance with
Section 10 and the other provisions of this Section, the Exercise Price for each Share subject to an Option shall be the Fair Market Value of such Share determined as of the date of grant of such Option, and shall be set forth in the applicable Option Agreement.

         7.3 OPTION TERM. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall:

                  (a) make an Option exercisable before the date such Option is granted; or

                  (b)      make an Option exercisable after the earlier of:

                           (i)      the date such Option is exercised in full,
or

                           (ii)     the date which is the fifth (5th)
anniversary of the date such Option is granted. An Option Agreement may provide for the exercise of an Option after the service of a Director has terminated for any reason whatsoever, including death or disability. The Director's rights, if any, upon termination of service will be set forth in the applicable Option Agreement.

         7.4 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Option Agreement provides otherwise, by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Option Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company's equity securities under

Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Option holder. The holder of an Option, as such, shall have none of the rights of a stockholder. Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Option Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Option holder and which shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which: (i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Board) as the Board shall approve, and (ii) the Option holder shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Option Agreement.

         7.5 CONDITIONS TO EXERCISE OF AN OPTION. Each Option granted under the Plan shall be fully vested and exercisable as of the date of grant of such Option. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, "first refusal" rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other person, "drag along" rights requiring the sale of shares to a third party purchaser in certain circumstances, "lock up" type restrictions in the case of an initial public offering of the Company's stock, restrictions or limitations that would be applied to stockholders under any applicable restriction agreement among the stockholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

         7.6 TRANSFERABILITY OF OPTIONS. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution, and, except as otherwise provided in the Option Agreement, an Option may also be transferred by an Option holder as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Option Agreement and other agreements with the Option holder in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Option holder shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Option Agreement and other agreements with the Option holder. An Option shall be exercisable, during the Option holder's lifetime, only by the Option holder; provided, however, that in the event the Option holder is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Option holder's legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of an Option holder and the determination of the appropriate representative of the Option holder who shall be able to exercise the Option if the Option holder is incapacitated shall be determined by the Board in its sole and absolute discretion.


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                                   SECTION 8.
                              SECURITIES REGULATION

         Each Option Agreement may provide that, upon the receipt of Shares as a result of the exercise of an Option or otherwise, the Option holder shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Agreement may also provide that, if so requested by the Company, the Option holder shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 9.
                                  LIFE OF PLAN

         No Option shall be granted under this Plan on or after the earlier of:

                  (a) the tenth (10th) anniversary of the Effective Date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

                  (b)      the date on which all of the Shares reserved under
Section 3 of this Plan have (as a result of the exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 10.
                                   ADJUSTMENT

         Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the number of Shares subject to Options granted under this Plan, the number of Shares to be granted pursuant to
Section 6 of this Plan, and the Exercise Price of any Options, shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code ss.424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Code ss.424(a) which provides for the substitution or assumption of such Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

                                   SECTION 11.
                        CHANGE OF CONTROL OF THE COMPANY

         Except as otherwise provided in an Option Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan which is not so assumed or substituted (a "Non-Assumed Option"), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the "Action Effective Date"):

                  (a) Unilaterally cancel such Non-Assumed Option in exchange for:

                           (i) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares which could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; or

                           (ii) cash or other property equal in value to the excess of the Fair Market Value of the Shares which could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; and/or.

                  (b) Unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

However, notwithstanding the foregoing, to the extent that the recipient of Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment
(1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless an Option Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

                                   SECTION 12.
                            AMENDMENT OR TERMINATION

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company
(a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10 or pursuant to the provisions of Section 3, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to change the Exercise Price under Section 7, (d) to change the number of Shares subject to Options under Section 6, or (e) to change the designation of Directors eligible for Options under Section 6. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Option after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Option recipient under the Option, (II) the Option holder consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Option Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

                                   SECTION 13.
                                  MISCELLANEOUS

         13.1 STOCKHOLDER RIGHTS. No Option holder shall have any rights as a stockholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Shares subject to such Option to such Option holder.

         13.2 NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of an Option to an Option holder under this Plan shall not constitute a contract for services and shall not confer on an Option holder any rights upon the termination of his or her service relationship with the Company in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option.

         13.3 WITHHOLDING. While it is not anticipated to be necessary, the Company shall have the power and the right to deduct or withhold, or require an Option holder to remit to the Company as a condition precedent for the fulfillment of any Option, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by an Option holder with respect to an Option. Whenever Shares are to be issued to an Option holder upon exercise of an Option, the Company shall have the right to require the Option holder to remit to the Company, as a condition of exercise of the Option, an amount in cash (or, unless the Option Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that an Option holder is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Option. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

         13.4 CONSTRUCTION. This Plan shall be construed under the laws of the State of Delaware.

                                    EXHIBIT A

                     INITIAL OPTION GRANTS ON EFFECTIVE DATE


                                                      BASE GRANT AMOUNT        ADDITIONAL GRANT
                                                                                    AMOUNT*
                                                      -----------------        ----------------
Thomas W. Montgomery                                    10,000 Shares            25,000 Shares

Joseph F. Barone                                        10,000 Shares            20,000 Shares

C. Simon Scupham                                        10,000 Shares            10,000 Shares

Eugene M. Howerdd, Jr.                                  10,000 Shares                --

Milan M. Radonich                                       10,000 Shares                --


* Additional grant amounts have been determined based on consideration of years of service on the Board and level of participation on committees of the Board.

                                     FORM OF
                         GLOBAL PREFERRED HOLDINGS, INC.
                           DIRECTORS STOCK OPTION PLAN
                         STOCK OPTION GRANT CERTIFICATE

[FRONT OF CERTIFICATE]

Global Preferred Holdings, Inc., a Delaware corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company ("Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate and the Global Preferred Holdings, Inc. Directors Stock Option Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.

Shares Subject to Option:

Exercise Price Per Share:

Term of Option:  Ten (10) Years

Vesting:
Shares subject to issuance under this Option shall be eligible for exercise immediately as of the Grant Date shown hereon.

IN WITNESS WHEREOF, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.

GLOBAL PREFERRED HOLDINGS, INC.


By:
   ------------------------

Grant Date:

Type of Stock Option:

___ Non-Qualified Stock Option (NQSO)

Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of Shares purchased by exercise of this Option, and that Optionee should consult a tax adviser prior to such exercise or disposition.

[BACK OF CERTIFICATE]

1. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of this Stock Option Grant Certificate and the Plan, and unless otherwise modified in writing signed by the Company and Optionee, this Option may be exercised with respect to all (100%) of the Shares subject to this Option, subject to Sections 2 and 3 below, prior to the date which is the last day of the Term set forth on the face hereof following the Grant Date (hereinafter "Expiration Date"). Nothing in the Plan or this Stock Option Grant Certificate shall confer on Optionee any right to continue as a Director of the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee's relationship at any time, with or without cause.

2. RESTRICTIONS ON EXERCISE. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Shares may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares subject to this Option with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

3.       MANNER OF EXERCISE.

         (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise and Shareholder Agreement ("Exercise Agreement") in such form as may be approved or accepted by the Company, which shall set forth Optionee's election to exercise this Option with respect to some or all of the Shares subject to this Option, the number of Shares subject to this Option being purchased, any restrictions imposed on the Shares subject to this Option, and such other representations and agreements as may be required by the Company to comply with applicable securities laws. The Company may modify the required Exercise Agreement at any time for any reason consistent with the Plan.

         (b) Exercise Price. Such Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares being purchased may be made in U.S. dollars in cash (by check), or by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate fair market value equal to the amount to be tendered, or a combination thereof. In addition, this Option may be exercised through a brokerage transaction following registration of the Shares under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T promulgated by the Federal Reserve Board applicable to cashless exercises.

         (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

         (d) Issuance of Shares. Provided that such Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares purchased to be issued in the name of Optionee or Optionee's legal representative. Optionee shall not be considered a Shareholder until such time as Shares have been issued as noted on the books of the Company.

4. [NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, or to the extent otherwise allowed by the Plan, and may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.]

5. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR; OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX, FINANCIAL OR LEGAL ADVICE; AND IT IS SPECIFICALLY UNDERSTOOD BY

THE OPTIONEE THAT NO REPRESENTATIONS ARE MADE AS TO ANY PARTICULAR TAX TREATMENT WITH RESPECT TO THE OPTION.

6. INTERPRETATION. Any dispute regarding the interpretation of this Stock Option Grant Certificate shall be submitted to the Board or the Committee, which shall review such dispute in accordance with the Plan. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.

7. ENTIRE AGREEMENT AND OTHER MATTERS. The Plan is incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant Certificate and the Plan constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof. This Stock Option Grant Certificate and the underlying Option are void ab initio unless this Certificate has been executed by the Optionee and the Optionee has agreed to all terms and provisions hereof.